Exhibit 99.2

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Bunge Limited

Bunge Limited Investor Call

Tuesday, June 13, 2023 - 8 a.m.

CORPORATE PARTICIPANTS

Greg Heckman - Chief Executive Officer

John Neppl - Chief Financial Officer

Ruth Ann Wisener - Vice President of Investor Relations

Bunge Limited

Tuesday, June 13, 2023 - 8 a.m.

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PRESENTATION

Operator

Good morning, and welcome to the Bunge Limited Investor Call. All participants will be in listen-only mode. Should you need assistance, please signal a conference specialist by pressing the * followed by 0. After today’s presentation, there will be an opportunity to ask questions. Please note, this event is being recorded. I would now like to turn the conference over to Ruth Ann Wisener. Please go ahead.

Ruth Ann Wisener

Good morning. And thank you, everyone, for joining us. Before we get started, I want to inform those of you who may not have seen it in the press release this morning, that we have prepared a slide presentation to accompany today’s discussion. It can be found in the investor section of our website under events and presentations.

I’d like to direct you to slide 2 and remind you that today’s presentation includes forward-looking statements that reflect Bunge’s current views, with respect to future events, financial performance, and industry conditions. These forward-looking statements are subject to various risks and uncertainties. Bunge has provided additional information in its reports on file with the SEC concerning factors that could cause actual results to differ materially from those contained in this presentation and we encourage you to review these factors. Please review the cautionary statement and additional information legends on slide 2.

Participating in the call today are Greg Heckman, Bunge’s Chief Executive Officer, and John Neppl, Bunge’s Chief Financial Officer. On this morning’s call, Greg and John will walk you through the details and rationale for the transaction before opening up the call for Q&A.

I will now turn the call over to Greg.

Greg Heckman

Good morning and thank you for joining us today. As you saw in the press release we issued earlier this morning, we’re very pleased to announce that we’ve signed a definitive agreement to combine Viterra with Bunge to create a premier, agri-business solutions company, built to address some of the most pressing needs of the 21st century, across food, feed, and fuel. Three points sum up how we think about this combination and why believe our two companies are such a great fit from both a strategic and financial standpoint.

First, we’re bringing together two highly complementary businesses. It’s simply just a great, great strategic fit and it gets us where we wanted to go faster, better, and with less risk. The combination diversifies Bunge’s existing footprint with Viterra’s grain handling and logistics network. At the same time, it expands Bunge’s origination capabilities in key regions and across a range of crops where we’re currently underrepresented, while connecting Viterra’s grain handling operations, the value-added capabilities, and additional down-stream markets.

Second, it enhances our ability to meet the demands of increasingly complex markets. Over the past few years, we’ve seen how important a globally balanced footprint can be, especially in times of supply chain disruption. With greater diversification across assets, geographies, and crops, we’re creating a platform with enhanced efficiencies, connectivity, and capabilities across value chains. This also provides more optionality that will allow us to better serve the needs of farmers and end customers, regardless of the market environment.

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Importantly, with increased direct farmer origination, we’ll be able to expand Bunge’s industry leading work to support sustainable and transparent value chains and expand it much more broadly and rapidly. This includes promoting sustainable practices in global food production, such as origination transparency, low-carbon product streams, full end-to-end traceability across major crops, and the acceleration of regenerative agriculture to reduce GHG emissions.

And third, the combination brings together two world class management teams, with track records of value creation, supported by the industry’s top tier talent across each business. Our leadership teams have deep industry expertise across commercial and industrial operations and M&A integration. Following the closing, there will be laser focused on executing to capture the significant upside from the compelling financial profile of the combined company, including achieving the significant operational and network synergies we’ve identified.

We know each other well and respect the skills and assets across our platforms, so we’ll hit the ground running once the transaction closes and I’m confident we’ll take full advantage of merging these two great companies. We expect the transaction to be accretive to year one earnings and continue to improve, with the realization of synergies. Now I want to be clear -- while there will always be cost savings when you bring two companies like these together, the opportunity in this transaction is not based on reducing head count.

The fact is access to talent in our industry is at a premium and one of the big drivers of value with this combination is what we can do with these two talented teams running this diversified business. In short, we believe the combination will have a greater ability to generate significant cash through the cycle, which will support both growth and returns to shareholders. Turning to the next slide, you’ll find a brief overview of the transaction terms and structure. Viterra is primarily owned by three shareholders -- Glencore, CPP Investments, and BCI.

As part of the merger agreement, the shareholders will receive approximately $6.2 billion in Bunge stock and $2 billion in cash. Bunge will assume $9.8 billion of Viterra in debt, which is important to note is associated with $9 billion of highly liquid, readily marketable inventory. The three Viterra shareholders will become significant owners of Bunge, holding approximately an aggregate 30% of the combined company. This is a testament to their strong belief in the incredible value creation opportunities ahead of us.

In fact, because they are so support of what we can do this platform, all three wanted a significant part of their consideration in stock, which is reflected in the terms of the agreement. In addition, we’ve authorized a $2 billion share repurchase to enhance the deal’s accretion, and John will cover this in more detail. I’ll continue as CEO of the combined organization and John will continue in his role as CFO. We’re also pleased to announce that David Mattiske will join the Bunge executive leadership team in the role of Co-Chief Operating Officer.

The initial board will be comprised of eight representatives from Bunge and four representatives nominated by Viterra shareholders. With that, Iet’s do a quick refresh on both companies and dig a little deeper and why we think this is such a great, strategic fit. Looking at slide 7, as you know, Bunge is a global leader in oil seeds processing and refining, with a strong presence in the U.S., Brazil, and Europe. While we have an industry leading, direct origination presence in South America, we have a modest presence in other key regions.

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Our differentiated operating model leverages full value chains with commercial alignment across regions, and we generate robust cash flow through this cycle, which in turn, supports a strong balance and shareholder returns. We’re an industry leader in sustainability, with strong commitments to safety and the communities in which we operate. Turning to the next slide, our global platform of crush, refining, and port assets enables us to connect farms to end customers, delivering essential food, feed, and fuel, as well as value added services and specialty oils, fats, and proteins.

Moving on to slide 9, for those unfamiliar with Viterra, the company is a leading agricultural supply chain company. It has an extensive footprint of infrastructure and logistic assets, and major crop origins in the U.S., Canada, Australia, Europe, and Argentina. Viterra is also a leading seaborn merchant that has successfully developed extensive, direct origination capabilities with farmers in many key origins, as well as a strong presence in key demand markets, supplying over 125 countries with agricultural products.

While smaller in soft seeds than Bunge, it does have an attractive, soft-seed crush assets in Europe and Canada, and is a leader in soy crush in Argentina. And similar to Bunge, Viterra has robust earnings and cash generation profile. On slide 10, you can see the evolution of Viterra. Over the past four decades, it evolved from a regional grain trading company, to more recently building its global agricultural network, largely through value enhancing expansions, including the addition of Gavilon in 2022.

Slide 11 provides a high-level overview of Viterra’s facilities and capabilities, which as you can see, highlights the company’s grain handling and merchandising strength. It also contrasts well with Bunge’s assets, again, highlighting the complimentary nature of our two businesses. Turning to slide 12 -- as I noted earlier, the combination accelerates our existing growth strategy and does so while diversifying our business in three, critical ways -- across geographies, origination and crush, and crops -- all of which ultimately enhances our ability to deliver food, feed, and fuel solutions to farmers and consumers.

Now let’s look at slide 13. In short, bringing our assets together creates a complete, global footprint to process and supply oil seeds and grains. We’re creating a company with enhanced crush capabilities with a fully integrated, global origination presence; deeper and broader connectivity, with additional offerings for farmers and consumers; and enhanced, network benefits for customers, from greater diversity, connectivity, efficiency, and insights across value chains.

Looking at slide 14 -- I want to take a moment to highlight what I mean by complimentary by focusing on a few regions. In Canada, Viterra’s origination and export capabilities will support the combined crush capabilities. In the U.S., Viterra’s broad origination and logistics footprint will supply Bunge’s crush and export capabilities. While Bunge has some origination activity at our crush and milling facilities, our presence outside of these locations is relatively small and insufficient to fully supply our ports and destination crush assets.

This transaction changes that and positions us to further expand, with increased solutions for farmers. In South America, the transaction will allow us to integrate both companies crush and origination footprints. Our relative strength in Bazil and Viterra’s in Argentina, and importantly, will expand our leading work to ensure transparent and deforestation free supply chains. Let’s dig in a bit deeper into the benefits of the diversification, and on slide 15, you can see it by the numbers.

Bunge’s more heavily weighted to processing and downstream, which includes our value-added services, from crush to specialty fats and oils, and milled products. And looking at Viterra, while it has a processing business, it’s focus is in merchandising and handling. Combining the businesses creates a company with a more balanced business and opportunity for growth. Turning to slide 16 -- it’s operational balance and flexibility, with a balanced global footprint and stronger direct origination across key origination markets will have greater have greater optionality in managing seasonal cycles, weather, and other risks.

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Increasing our ability provides solutions for end customers in any environment, and importantly, direct origination means we’re closer to the farmer, which will accelerate our ability to provide solutions to help them improve yields and manage risk and advance sustainability efforts, including developing low carbon product streams and traceability. Slide 17 highlights a similar point, from the perspective of diversification across crops. Together, we’ll augment our oil seed strength with greater depth in wheat, corn, barley, and rapeseed in major origin markets.

And the broader range of crop gives us similar benefits related to sustainability and our relationships with farmers and end customers. Turning to slide 18 -- one of the things that gets us really excited about this transaction is what it sets us up to do. Over the past several years, we’ve seen the impact of significant pain points in today’s agri-food value chain, including food security and resilience, market access, and the increasing demand for sustainable food production. We’ve already been innovating to develop solutions to address these challenges, but the combination of being closer to farmers and the additional resources that this combination brings will allow us to increase our investments.

We expect to build more flexibility into our value chains, develop more scalable risk management tools, enhance our digital and data platforms, and continue developing our lower CI products and solutions. This, in turn, will benefit our stakeholders. Now, on slide 19 -- reporting lower carbon initiatives and sustainable agriculture is critical to modern farming. It’s both the right thing to do and it allows us to better provide the lower carbon intensity products our food, feed, and fuel customers want.

We believe this combination will position us to be the preferred partner farmers and end customers to accelerate our carbon solutions. Bunge has an over 20-year track record of leadership in sustainability in our sector. We were the first among our peers to establish a non-deforestation commitment, we implemented SBTI validated targets, covering all three scopes, and have recently embarked on the next stage of our journey by creating a climate transition plan. In addition, we’ve been expanding our work to encompass not just regenerative agriculture, where we have initiatives underway in the Americas and Europe, but the development of novel seeds and cover crops that produce new revenue opportunities for farmers, with a sustainable crop rotation.

This is not only win for farmers, but also for end customers and us. We also continue to develop and process plant-based fuel feed stocks to increase volumes of low-carbon solutions, beyond just soy and canola. This combination accelerates these efforts, including growing and strengthening our connectivity with farmers, because collaboration with them is essential to make meaningful reductions in GHG emissions. Looking at slide 20 -- again, we strongly believe this transaction will deliver value for all our stakeholders.

I’ve already spoken about the benefit to farmers and consumers. For employees, I want to reiterate, this is a combination of two, highly talented teams who share a commitment to excel at each of their organizations and who will benefit from greater career opportunities, with enhanced global reach and resources. On a broader scale, our communities will benefit from the combination, from the scale-up of sustainable agriculture, expansion of transparency and traceability and supply chains, and expansion of our programs that demonstrate our shared commitment to human rights.

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Turning to slide 21 -- we believe this transaction will also deliver significant value for shareholders. I’ll let John walk you through these in more detail, but at a high level, we anticipate achieving run-rate, operational synergies in the third year after completion. And we have a clear line of sight into additional network synergies. We expect the combination to be accretive in the first full year following the close of the transaction.

And strong cash flow production will enable the new company to invest in future growth and deliver attractive returns to shareholders over the long term. The share repurchase authorization, when completed, will enhance accretion to adjusted EPS of the combined company. I will turn the call over to John, who will discuss the terms and financial benefits of the combination in more detail.

John Neppl

Thanks, Greg. And good morning, everyone. Please go to slide 22. Greg has already touched on a number of these points, but I’d like to highlight a few additional items. Immediately following the close of the transaction, Bunge shareholders are expected to retain approximately 70% ownership, while Viterra shareholders, Glencore, CPP Investments, and BCI will retain minority interest. Viterra shareholders have agreed to a lock-up period and advanced sale agreements and will not participate in the $2 billion share buy-back plan authorized by the Bunge board.

We intend to commence repurchases as soon as we are able to be back in the market, pending trading restrictions and market conditions. Upon completion of that authorization, which we expect to be no later than 18 months, post-transaction close, the Viterra shareholders are expected to collectively own approximately 33% of the combined company. The company’s global, operational headquarters will be located in Saint Lous, Missouri. And Viterra’s current headquarters in Rotterdam will be an important commercial location in the future of the combined company.

We are targeting a close in mid-2024, subject to a Bunge shareholder vote and receipt of regulatory approvals and other customary closing conditions. Finally, following the close of the transaction, we will maintain our dividend per share, with the intention of growing it, over time. And we remain committed to maintaining a strong investment grade balance sheet to support liquidity needs and growth of the combined company.

On slide 23, we have included an overview of the synergy opportunities. We expect to achieve approximately $250 million in operational runway synergies within three years of completion. As Greg noted, because of the complementary nature of these businesses, we do not expect significant savings from headcount reduction. While we do expect to realize synergies from streamlining some redundant corporate costs, the operational synergies will largely stem from optimizing asset utilization, logistics and investments across the combined platform, as well as procurement savings.

In addition to these operational synergies, we believe this combination will allow us to realize significant, incremental upside from the network synergies you can see on the slide, which we expect to achieve, over time. While we believe in our ability to achieve these network benefits, we have not included them in our accretion calculation. On slide 24, you can see the pro forma cash flow of the combined company over the past three years. For the year-end 2022, pro forma, annualized discretionary cash flow, including the tax-affected run rate of operational synergies, would have been $3.2 billion.

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With the enhanced diversification across geographies, crops, and businesses that Greg covered, we believe the combined company will be able to deliver strong earning and cash flow that is both enhanced and more stable than from either company, on a stand-alone basis. At close, we expect our pro forma, adjusted net debt to EBITDA to approximately 1.6 times, which reflects the share repurchase and transaction cash consideration. Consistent with how the rating agencies calculate our leverage, net debt to EBITDA has been adjusted for RMI due to its cash-like nature.

As a reminder, RMI is highly liquid. While at any point in time, we need a certain level of RMI to feed our global crush operations, RMI is core to our merchandising operations, where we originate, store, and distribute commodities in excess of our direct, immediate needs. We use RMI as a tool to capture to margin opportunities we see in our grain origination handling business.For Viterra’s business, which is more heavily weighted toward merchandising, the RMI is balance is higher than Bunge’s. Our pro forma, RMI adjusted net debt reflects a blend of our two businesses.

For reference, you can see a reconciliation of net debt to adjusted net debt in the appendix. As summarized on slide 25, we expect to execute the $2 billion share repurchase program. This structure allows the Viterra shareholders to achieve their desired stock cash mix at close, while enhancing our per-share, pro forma earnings for our entire shareholder base. As Greg mentioned earlier, we want to be in the market as soon as possible, and we expect that a portion of these repurchases will be executive prior to close, with the remainder to be completed within 18 months of close.

Turning to slide 26 -- we’ve included a pro forma summary of why we believe this is such a financially compelling combination. With a diversified global business mix we’ve discussed, the combined company will increase the resilience of its earnings. We will continue to target a strong, investment-grade credit rating that will allow us to continue to invest back into the business and return capital to shareholders. Now, I’ll turn things back over to Greg.

Greg Heckman

Thanks, John. Before we take your questions, let me end by just reiterating my excitement about this fantastic combination and the future of these two great organizations. Together, we’ll be even better positioned to deliver value for all stakeholders, across food, feed, and fuel markets, while driving sustainability progress. We look forward to innovating and evolving together with our colleagues at Viterra. Thank you, again, for joining us today. And now, we’d be happy to take your questions.

QUESTION AND ANSWER

Operator

We will now begin the question-and-answer session. To ask a question, you may press * then 1 on your touch tone phone. If you are using a speaker phone, please pick up your handset before pressing the keys. To withdraw your question, please press * then 2. At this time, we will pause momentarily to assemble our roster.

The first question comes from Thomas Palmer from J.P. Morgan. Please go ahead.

Thomas Palmer

Hi, good morning, and congrats on getting this to the finish line. You’ve laid out, for 2026, your earnings outlook of $11 or potentially even $12 per share. The cash outlay here is, obviously, bigger than the $3.3 billion you laid out in your earnings framework. And I guess, given this higher spend, should we expect the transaction to be additive to this 2026 outlook?

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I realize you may not be prepared today to quantify it. But will just clarify that piece of it? And then, secondarily, to what extent, if any, this changes, maybe the prior to capital allocation plans especially when it comes to the CapEx projects?

Greg Heckman

Yep, Tom, the underlying model that we built in our game plan, around CapEx and the smaller M&A, all of that remains intact and we believe that, with this acquisition, we’ll be able to continue on that journey with our prior plans, as well. We always knew that we had this core CapEx and smaller M&A pipeline that would get us to the $12 by 2026. This transaction, we believe, is additive to that. And we will be able to execute on both.

Thomas Palmer

Okay. Thanks for that. And then, just maybe a question on kind of how you arrived at the valuation, how you guys are thinking about the multiple and what not?

Greg Heckman

Yeah, we focused this transaction on a relative contribution basis, so we looked at underlying, net income of the two businesses’ cash flow, DCF models. We looked at a lot of different things, but ultimately, it was really about relative contribution and relative value of the two businesses. So, it was not one particular metric, but a number of metrics we look at, and ultimately arrived at the value.

Thomas Palmer

Okay. Thank you.

Operator

Our next question comes from Ben Bienvenu from Stephens. Please go ahead.

Ben Bienvenu

Hey, good morning. And I’ll my congratulations, as well. I want to ask around the commentary you provided around both operational synergies and network synergies. Obviously, Greg, John, when you guys arrived at Bunge, you really transformed the earnings power of the business. You know a significant portion of these assets that you’re seeking to merge with quite well.

And, Greg, I think you used the term, you have good line of sight into network synergies beyond the operational synergies that you laid out. Can you talk about what gives you the confidence into that line of sight, and maybe help us think about kind of time line to achieve some of those things, as we think about future accretion?

Greg Heckman

Yeah, I’d say we’re very confident for a number of reasons, Ben. I mean, one of course, everyone has seen, as a public company, what journey we’ve been on. But I think if you’ve watched the journey that David Mattiske and his team has been on, it’s been very similar. They have been transforming their business and having a lot of success in what’s been a very difficult environment, on the external forces that were outside of all our controls.

And I think that success they’ve had is much like ours, is that we’re providing value for customers at both ends of the value chain. So, the alignment around the philosophy and the focus on continuous improvement and how these teams execute makes me really confident in our ability to deliver the 250, yeah. We haven’t got started yet. We’ve barely been able to work together. So, we are confident in that.

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I trust these teams and I’m excited to get a chance to see them work together. And then, on the optionality and the commercial side of it, look, that we haven’t had any chance to work on. But we’ve seen -- our global footprint has allowed us, here at Bunge, to do the things that we have throughout the cycles and the challenges and opportunities we’ve seen in the last four years. Viterra’s done some of the same.

The complementary nature of these asset footprints, when you put them together, continue to build that network. And I think that’s what makes us really confident about what we’ll be able to do, from a performance standpoint, to drive sustainability, to help our customers at both ends of the value chain be successful. And the thing we’re most excited about is the people. This is an industry where people make a huge difference. And today, both companies have -- their growth has not been limited by their access to working capital or their access to risk capital or their access to fixed capital.

Both companies have been restricted in their growth because of the human capital. And what’s excited is the talent that we are bringing together and the growth that we will be able to drive for the -- with that and the success to help support our customer. And I think that’s one of the most exciting things about this, and that’s why it’s not a big cost play. The excitement is turning loose our people when we can get a chance to work together.

Ben Bienvenu

Okay. Great. My second question is just about the timing of the transaction. Obviously, we’re in a period of elevated earnings and you’re combining two cyclical businesses. I think it makes sense, certainly, to scale through cycle to create long-term, shareholder value.

But as you think about combining these two businesses, with where we are in the cycle, kind of in the context of our bigger picture views, how you think about rationalizing this sort of transaction versus just buying back your stock, which obviously, you announced a big buy-back today, as well, which is, I think, speaks to the financial strength of Bunge today. But maybe, why now and why this versus just buying back your stock?

Greg Heckman

Well, why now is because it’s the right time. We’ve earned the right to do this, in our execution and what we’ve done to strengthen the balance sheet. These deals are hard to do. And so when the -- when things -- and the stars line up and I think it was the right time for both companies, the capabilities that this builds, because of the complimentary nature of the footprints and the skill sets gives us additional capabilities for whatever challenges that we see coming forward, and the optionality in the combined larger platform, again, allows us to serve those needs of customers on both ends of the value chain.

And that, ultimately, leads, we believe, to higher highs, on our earnings, and higher lows, or mids, at mid-cycle. So, it creates more capabilities, whatever the cycle or the environment. So, we think it’s a plus-plus.

John Neppl

And I would just add to that, Ben, that a big reason why we really focused on the structure of this transaction, as a relative contribution, is it takes into account seasonality for both companies. And we really looked at -- it’s a little bit less important about where you are in the cycle, when you look at the relative earnings value of the two companies. And that’s how we arrive, ultimately, at the value.

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Ben Bienvenu

Okay. That’s great. Thanks so much and congrats.

Operator

The next question comes from Ben Theurer from Barclays. Please go ahead.

Ben Theurer

Yeah, good morning, and also congrats from my side. Just one, very quick one, following along the lines with, like buy-back and so-on. You said that once you’ve done the $2 billion buy-back, that’s going to be EPS accretive on the deal.

So, is this without the buy-back, as well, EPS accretive? Or is it EPS neutral? So how should we think about it, as a very first, technical one?

Greg Heckman

Yeah, I would -- I think, early, it’s going to be neutral to modestly accretive, with, say, a part of the buy-back. At the end of it, it will be accretive, even without the buy-back. But that just improves the accretion for the existing shareholders.

Ben Theurer

Oaky. Perfect. And then, the second one is really more like the strategic things. So, Greg, when you came in, together with John, a few years ago, one of the things you’ve identified was really the silo mentality and the many-level Bunges within one Bunge and that took you a couple of years to really streamline and optimize the whole network to be aligned across the different regions.

So, obviously, with that, you’re going to add a massive, incremental footprint, from a geographic point of view. Can you share some initial thoughts as to what you need to do to align the new businesses with the existing one, in a similar way, as to what you’ve done over the last three years? Thank you.

Greg Heckman

Yeah, I think it -- we always say, it’s a lot of common sense in markets work. It’s transparency and it’s collaboration. And that’s really where we started the journey here four years ago, at Bunge. Viterra has performed very well, because they’ve built their global network the same way. They’re leveraging all of their origins and destinations and capabilities with customers on both ends of the value chain.

So, philosophically, we’re very aligned. And so, when we have a chance to get these teams together and work together in a transparent and collaborative fashion, just like we did when we started the reset of Bunge four years ago, I’m really excited about kind of turning these teams loose.

Ben Theurer

Very good. Thank you.

Operator

Our next question comes Manav Gupta from UBS. Please go ahead.

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Manav Gupta

Hi. I only have one question. Moving back to slide 15 -- I know you talked a little bit about it. But can we get some views, more views on why moving from this current model for Bunge to a combined model is better? And then, also, why is it good for Viterra? Why should they be excited about the fact that they are -- the combined business will be more stable because you would want them to become your long-term shareholders. So, if you can just talk a little more about slide 15, here, thank you.

Greg Heckman

Yeah, I would say, first of all, I mean, we get three great shareholders that really know this industry. And I think the fact that they’re voting on this combination, in an industry that they know well and a company they know well, by wanting to have equity in the company and be our partners, going forward. The diversification that we get from these businesses really helps offset all of the challenges that we’ve seen -- right? -- whether in -- you look at the last few years, whether it’s trade war, ASF, pandemic, war, inflation, the regional droughts -- we’ve kind of seen everything thrown at it.

And we’ve seen, by more diversification, you have, regionally, in the different crops, in the different origins to get crops from where they’re growth to the places where they’re needed. And let’s not forget, population continues to grow. There’s going to need to continue to be investment in the infrastructure to lower the cost between the producers and the end consumers, for the long term.

There’s going to need to continue to be investment in the sustainability, in the data management, in bringing digital to ag and food, to lower costs and create these end-to-end, transparent supply chains. And both companies were working on that. And now, we’re able to take those best practices and work together and use the strong cash flow from this business to investment in the industry. Because we are focused on this space. This is where we make all of our capital decisions.

Manav Gupta

Thank you, so much for the detailed response.

Operator

Our next question comes from Adam Samuelson from Goldman Sachs. Please go ahead.

Adam Samuelson

Yes, thank you. Good morning, everyone. So, I guess, the first question -- maybe coming back to the synergies and kind of the strength of the combined organization -- John is there a -- your Bunge credit rating is a notch above Viterra’s. Have you assumed that the combined company, kind of, would be able to retain just Bunge’s rating?

Is there a much bigger, kind of more diversified business? Is there scope for the rating to inch up even higher and kind of along those lines have you kind of incorporated or factored into any cost of capital savings that might come from a cheaper interest rate on, certainly at least the Viterra, kind of financing?

John Neppl

Sure. As you can imagine, we had meetings with the rating agencies ahead of announcement of this transaction. And Fitch and S&P have both released their view this morning. And both are -- have indicated ratings upgrades at close of the transaction. Moody’s is yet to come out, but we’ve got similar feedback from them. All of them were very positive regarding the combination of the two companies. We haven’t really factored in lower cost of money in our forward look, but certainly that, we think will be an opportunity, as we move forward.

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Adam Samuelson

Okay. That’s helpful. And then, along the lines on network optimization in both the accounted for synergies and kind of the unaccounted for synergies -- can you speak to maybe some of the areas of overlap, from a network perspective, by region, whether that’s ports or logistics, or crush assets, where maybe the redundancies might be more significant? And I guess the corollary to that would be kind of, is there any planned divestitures that you anticipate to get this across the finish line with the regulators?

Greg Heckman

Yeah, one of the things that we really like about this combination is it’s very complementary. And I think if you look at what is needed, long-term, whether it’s at origin or destination, with the continuing growing volumes, globally, there’s going to need to be investments made in all these markets, over time.

So now, we like how the -- we like how it fits together. And we look forward to working with the regulators and helping them understand the footprint and why believe it’s important.

Adam Samuelson

Okay. That’s all very helpful. I’ll pass it on. Thank you.

Operator

The next question comes from Steven Haynes from Morgan Stanley. Please go ahead.

Steven Haynes

Hi, everyone. Thanks for taking my questions. Just want to, maybe, follow-up on the regulatory front, from the last question, as well. Do you think this deal would require any approval from Chinese regulators? And would also just want to gauge your level of confidence, in terms of the overall timing of being able to achieve all required approvals? Thank you.

Greg Heckman

Yeah, we’ll have to file in a number of jurisdictions because of the footprint of both companies, no doubt. And while there’s a lot of things I’ll predict, I’ll never predict regulatory timelines on that. I don’t have that skillset. But look, we’ll engage in a transparent fashion and hope to work through it very quickly, so that we can get to work together in solving a lot of the problems that we see across these value chains and working with our customers. And so, we’ll see how it plays out.

Operator

Our next question comes from Sam Margolin from Wolfe Research. Please go ahead.

Sam Margolin

Hi. Good morning, everybody. So, you highlighted the mix differences between the two companies, with Viterra little more oriented to grains, or much more oriented to grains. Prior to that, Bunge’s growth CapEx was substantially all towards oil seeds. And so, I’m wondering if there is anything in the environment that’s changed that’s prompted a little bit more of a need for diversification, or of being diversified more in grains, actually, is necessary for the oil seeds investments, too. Thanks.

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Greg Heckman

I think that what we’ve continued to see in the last three years, with the focus, whether it’s feed, food, or fuel customers, everyone wanting lower carbon intensity products, needing to get a more transparent and traceable supply chains, all the way back to the farmer, needing to drive that change, whether it’s regenerative ag or the practices at the farm gate, and to be able the farmer the market access and to create that value.

That touch with the farmer is more and more important, even if you look at some of the things we’ve announced around developing cover crop and some of the other novel crops to help not only continue to serve all of our food customers, which continue to be the majority of our volume is food and feed, but we have the growing fuel customers. And we can serve all of those industries. But as you bring a new cover crop out or a new winter canola, you’ve go to work with the farmers, to then get that out on the acreage and get that put out.

So that touch around the origination and that touch with the farmers, and then of course, having the distribution, is a key part of driving the change and really making a difference around sustainability, at scale. And if you’re going to make a difference -- right? -- we got to make change at scale.

Sam Margolin

That’s super helpful. Okay. and then, just on the balance sheet -- a quick one. Both companies are operating with RMI -- excess RMI or an RMI that can be excluded in your leverage calculation. When you look at that ratio that you put in the table, can you work RMI down to that level, or are you -- is it -- and free up cash? Or is there always kind of an impulse to operate with that surplus RMI? Thanks.

Greg Heckman

Yeah, I mean, RMI is really the lifeblood of both businesses. We look at it as sort of -- it’s like the blood that flows through the veins in a way. It’s ultimately what allows us to capture market opportunity. For us, it’s obviously core to feeding our processing business and also taking advantage of the global footprint that we have. The same thing for Viterra, maybe even more so. RMI is a critical part of how they generate earnings. And the key for us, and has been for them, as well, is to make sure we’re getting a return on that investment.

And -- but of course, it’s very convertible and readily convertible to cash at any point in time, given the liquidity and the liquid nature of it. I’ll excha -- for the most part, it’s exchange traded commodities. So, it’s something that will, obviously, seasonally, go up and down, cyclically, will go up and down, driven heavily by prices. But it is an important component on both of our business models.

Sam Margolin

Got it. Thank you very much.

Greg Heckman

Yeah, I think that is the one thing that’s different in this industry, different than in a normal, industrial business. And John and I have run a lot of both, is that is that this is, if you think about it, it’s like electricity. We use the working capital to make money.

And if you look, historically, generally, the times of higher working capital are times of higher earnings. So, it is an important part of running a business. You want to do it efficiently and get the right returns, but that’s part of the financial discipline that we operate with, across the platform.

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Sam Margolin

Got it. Thank you.

Operator

The next question comes from Andrew Strelzik from BMO. Please go ahead.

Andrew Strelzik

Hey, good morning. Thanks for taking the questions. First one from me, kind of two parts on the financials. The first -- how should we think about the synergy cadence over those three years? And then, on the slides where you talk about the Viterra adjusted EBITDA $2.1 billion, how should we think about that, going forward? Is that the right kind of run rate, as a starting point?

John Neppl

Yeah, I think from a synergy standpoint, we’re being relatively conservative about the flow. We think we’ll have all of it captured within three years. But probably about, let’s say a third of it, year one, and a little bit more, maybe 40% of it in year two. So, you’re talking a little over 70% roughly, but -- in the first two years, with the balance of it in year three. That’s how we’re cadencing out, at least how we look at it today. And, obviously we’ll continue to look at that and we’ll look for additional opportunities on top of that. In terms of the earnings capability of Viterra and how we think about that, we’re really excited about their historical performance and their performance, going forward. We’ve taken, I think, a conservative approach at forecasting the future. I won’t get into the details, but I think they’ve demonstrated the ability to generate earnings in that neighborhood.

Andrew Strelzik

Okay, great. That’s helpful. And then, you called out in the prepared remarks, and in the slides, the advantage, or the ability to kind of have scalable risk management tools -- can you elaborate a little bit on that and kind of how that plays into your thinking, or how, at least, you expect that to impact the business or what role that plays?

Greg Heckman

Yeah, it’s just a -- it’s a deep part of our culture in both organizations. It’s driven deep and wide in everything we do -- right? -- whether it’s managing the risk around the inventories or the working capital, or the quality, the earnings at risk in the assets -- right? -- getting those hedged out. And then, any of the market risk. When our customers at either end of the value chain want to come to market and help them be profitable.

So -- and it’s as well as, even the risk and how we analyze our capital investments and putting those long-lived assets in the ground. So, it’s just a big part of this business. It’s been a big part of our success over the last four years. And we’ll continue to maintain that discipline and leverage, kind of the best of both, because Viterra is very good at this, as well.

So be excited to work together to continue to enhance. And we’ve got a culture of continuous improvement across everything. No matter how good we think we think we do, we keep trying to figure how to do it better.

Andrew Strelzik

Okay. That’s helpful. And if I could maybe just squeeze one more quick one in here? How should we think about the combined -- the CapEx of the combined business, moving forward, and kind of how you think about the ability to accelerate or how much you can accelerate the growth profile of the combined business, close the deal? Thanks.

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Greg Heckman

Yeah, as I mentioned earlier, for us, our growth pipeline of projects that we talked about, a year ago, or so, that’s still intact, and that game plan is still in place. Viterra, a little bit more modest, in terms of their CapEx growth plans and what they had laid out. But both of us will continue to do those projects that we think are going to be important and beneficial and accretive for our shareholders.

Given the cash flow generation, the strength of that, and the fact that we -- stock was a portion of this, it’s kind of allowed both of us to continue to make those future investments that are going to be accretive and help us grow the business.

Andrew Strelzik

Greg. And congratulations. I’ll pass it on.

Operator

There are no more questions in the queue. This concludes our question-and-answer session. I would like to turn the conference back over to Greg Heckman for any closing remarks.

CONCLUSION

Greg Heckman

Well, thank you all for joining today. And I just would like to reiterate, we’re really excited about bringing these two great companies together and these two great teams together. And we can’t wait to get at the opportunity of this combined platform and being to help it reach its full potential. So, thanks for your interest in Bunge and have a great day.

Operator

The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect.

Bunge Limited

Tuesday, June 13, 2023 - 8 a.m.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Bunge”), Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Viterra”) and the sellers listed therein. A meeting of the shareholders of Bunge will be announced as promptly as practicable to seek shareholder approval in connection with the proposed transaction. Bunge expects to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of Bunge and will contain important information about the proposed transaction and related matters. INVESTORS AND SHAREHOLDERS OF BUNGE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BUNGE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Bunge with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Bunge and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Bunge’s shareholders in connection with the proposed transaction will be set forth in Bunge’s definitive proxy statement for its shareholder meeting at which the proposed transaction will be submitted for approval by Bunge’s shareholders. You may also find additional information about Bunge’s directors and executive officers in Bunge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023, Bunge’s Definitive Proxy Statement for its 2023 annual meeting of shareholders, which was filed with the SEC on March 31, 2023 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein and to business performance in fiscal 2023 and beyond, including our projections for revenue, organic growth, bookings growth, and adjusted EBITDA, our expectations regarding the size of our addressable market, and our plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain shareholder approval to issue common shares, par value $0.01 per share, of Bunge, in connection with Bunge’s proposed acquisition of all of the issued and outstanding ordinary shares, par value $0.01 per share of Viterra (the “Acquisition”) pursuant to the Business Combination Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Acquisition; (2) the risk that the Business Combination Agreement, dated as of June 13, 2023 (the “Business Combination Agreement”), by and among Viterra, Bunge and the sellers listed therein may be terminated in circumstances requiring Bunge to pay a termination fee; (3) the risk that the Acquisition disrupts Bunge’s current business and financing plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Acquisition on Bunge’s ability to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Acquisition on Bunge’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Acquisition; (7) the risk that Bunge’s stock price may decline significantly if the Acquisition is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Acquisition and instituted against Bunge and others; (9) among other factors that could affect Bunge’s business such as, without limitations, the effects of weather conditions and the impact of crop and animal disease on Bunge’s business, the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions, changes in government policies and laws affecting Bunge’s business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation, the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that Bunge sells and uses in its business, fluctuations in energy and freight costs and competitive developments in its industries, and operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents; and (10) other risks to consummation of the proposed Acquisition, including the risk that the proposed Acquisition will not be consummated within the expected time period or at all.

These risks and uncertainties also include such additional risk factors as are discussed in Bunge’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent filings and quarterly reports. Bunge cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Bunge undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.